                                                                    Exhibit 99.1

                            SHARE PURCHASE AGREEMENT

     This SHARE PURCHASE AGREEMENT is made as of August 31, 2006 (this "AGREEMENT") between Wang Tao ("TRANSFEROR") and RY Holdings Inc., a limited liability company organized and existing under laws of the British Virgin Islands (the "TRANSFEREE").

     WHEREAS, the Transferor is the owner of 565,600 common shares, of par value US$0.0001 per share (the "SHARES"), in the capital of 51job, Inc., a company organized and existing under the laws of the Cayman Islands (together with its successors and assigns, the "COMPANY");

     WHEREAS, the Transferor wishes to transfer to the Transferee and the Transferee wishes to receive from the Transferor the Shares in accordance with the terms and conditions of this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

     1. PURCHASE OF THE SHARES. (a) Subject to satisfaction of the conditions set forth in Section 2 hereof, effective upon the date hereof, the Transferor shall transfer, at a consideration of US$4,185,440 (at US$7.4 per common share, equivalent to US$14.8 per ADS, the closing price of JOBS on the NASDAQ market on August 30, 2006), the Shares to the Transferee.

     (b) The exchange of executed documentation with respect to the transfer of the Shares in accordance with Section 1(a) above shall take place at the offices of the Company in Shanghai or at such other place as may be mutually agreeable to the Transferee and the Transferor (the "CLOSING").

     (c) At the Closing, the Transferor shall deliver to the Transferee a duly executed share transfer form, in form and substance conforming to Exhibit A hereto, evidencing the transfer of the Shares.

     (d) The Closing should take place on August 31, 2006. The parties agreed that Transferee shall wire the consideration of US$4,185,440 to the Transferor, or upon the Transferor's request, to the Transferor's employer as an escrow agent, or directly to a charity foundation designated by the Transferor, on or before September 30, 2006.

     (e) Subject to the terms and conditions of this Agreement, each of the parties hereto shall use all reasonable efforts to take or cause to be taken all appropriate action, do or cause to be done all things necessary, proper or advisable, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

     2. REPRESENTATIONS AND WARRANTIES. The Transferor hereby represents and warrants to the Transferee that, as of the date of this Agreement and the
Closing:

     (a) The Transferor is a natural person residing in the People's Republic of China with power to own his assets and to conduct his business in the manner presently conducted.

     (b) This Agreement has been duly authorized, executed and delivered by the Transferor and constitutes valid and legally binding obligations of the Transferor.

     (c) The Transferor has requisite power and authority to execute, deliver and perform this Agreement and transactions contemplated by this Agreement.

     (d) The Shares, when delivered pursuant to this Agreement, will have been duly and validly issued, fully-paid and non-assessable.

     3. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4):

     (a)  if to the Transferee:

          RY Holdings Inc.
          c/o 51job, Suite 2602, The Center
          99 Queen's Road Central, Hong Kong
          E-mail: rick@51job.com
          Fax: +86-21-6879 6233

     (b)  if to the Transferor:

          Wang Tao
          4F East, No. 6, Denlai Hutong
          Guang Nei Da Jie, Xuan Wu District
          Beijing, P.R. China
          E-mail: tao@51job.com

     4. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the Cayman Islands.

     5. AMENDMENT. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the Transferee and the Transferor.

     6. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

     7. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between Transferee and the Transferor with respect to the subject matter hereof.

     8. HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

     10. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective representatives thereunto duly authorized.

                                        WANG TAO


                                        /s/ Wang Tao
                                        ----------------------------------------


                                        RY HOLDINGS INC.


                                        By /s/ Rick Yan
                                           -------------------------------------
                                        Name: Rick Yan
                                        Title: Sole Director

                                                                       Exhibit A

                               SHARE TRANSFER FORM

                                    SHARES IN

                                   51JOB, INC.

The undersigned, Wang Tao of 4F East, No. 6, Denlai Hutong, Guang Nei Da Jie, Xuan Wu District, Beijing, P.R. China, hereby transfers, at a consideration of US$4,185,440, 565,600 common shares, of par value $0.0001 per share, in the capital of 51job, Inc. to RY Holdings Inc. of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

Dated this 31st day of August 2006.

In the presence of:


-------------------------------------   ----------------------------------------
Wang Tao                                Witness


In the presence of:


-------------------------------------   ----------------------------------------
RY Holdings Inc.                        Witness